UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2017

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2017, the board of directors (“Board”) of Simmons First National Corporation (“Corporation”) approved an increase in the size of the Board from 13 to 14 members and the appointment of Susan Lanigan as a director of the Corporation.

Ms. Lanigan has served as Executive Vice President and General Counsel of Chico’s FAS, Inc. since May 2016. She previously served as Executive Vice President, General Counsel, and Secretary of Dollar General Corporation, as well as Senior Vice President, General Counsel, and Secretary of Zale Corporation. Ms. Lanigan currently chairs the Tennessee Education Lottery Commission and is a member of the board of directors of Kirkland’s, Inc. She is a graduate of the University of Georgia and the University of Georgia School of Law.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2017, the Board approved and adopted a new Article II, Section 12 of the Corporation’s bylaws (“Bylaws”), which sets forth the exclusive circumstances under which business (including, without limitation, the nomination of persons to serve as directors) may be properly brought before an annual or special meeting of the shareholders.

Under new Article II, Section 12 of the Bylaws, business (including, without limitation, the nomination of persons to serve as directors) is properly brought before an annual meeting of the shareholders only if it is (a) specified in the Corporation’s notice of meeting, (b) brought before the meeting by or at the direction of the Board, or (c) brought by a shareholder who is entitled to vote on such business and who, among other things, provides written notice to the Secretary of the Corporation between 90 and 120 days before the anniversary of the prior year’s annual meeting of the shareholders; provided, however, that if the annual meeting of the shareholders is more than 30 days before or after such anniversary date, or if the Corporation did not hold an annual meeting of the shareholders in the prior year, the shareholder must provide written notice to the Secretary of the Corporation no later than either 90 days before the date of the annual meeting of the shareholders or 10 days after the Corporation publicly announces such date, whichever is later. The shareholder’s notice must comply with the requirements of Article II, Section 12 of the Bylaws.

At a special meeting of the shareholders, only such business as is specified in the Corporation’s notice of meeting shall be properly before the meeting. If the notice of meeting includes the election of directors as business to be conducted, then nominations of persons to so serve may be made by the Board or by a shareholder who is entitled to vote on such business and who, among other things, provides written notice to the Secretary of the Corporation no later than 10 days after the Corporation publicly announces the date of the special meeting of the shareholders. The shareholder’s notice must comply with the requirements of Article II, Section 12 of the Bylaws.

A shareholder will be deemed to have satisfied the above-described notice requirements if the shareholder submits proposed business in compliance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder and if the Corporation includes the shareholder’s proposal in its proxy statement. In addition, Article II, Section 12 of the Bylaws requires a shareholder or its qualified representative to appear at the annual or special meeting of the shareholders to present its nomination or other proposed business.

The amendment to the Bylaws is effective May 24, 2017. The text of Article II, Section 12 of the Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference. This description of the amendment is qualified in its entirety by reference to the text thereof.

Item 8.01 Other Events.

On May 26, 2017, the Corporation issued a press release announcing the appointment of Ms. Lanigan to the Board. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit 3.1	Article II, Section 12 of the By-Laws of Simmons First National Corporation, effective May 24, 2017.

Exhibit 99.1	Press Release issued by the Corporation on May 26, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: May 26, 2017	/s/ Robert A. Fehlman
Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer and Treasurer